UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2026

Lord Abbett Private Credit Fund S

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01843	99-5126353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 522-2388

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2026 (the “Closing Date”), Computershare Trust Company, N.A. (“Computershare”) was appointed to succeed State Street Bank and Trust Company (“State Street”) as collateral administrator and collateral agent in connection with the Revolving Credit and Security Agreement, dated July 25, 2025 (“Credit Agreement”), by and among Lord Abbett PCF Financing S LLC (“Borrower”), BNP Paribas (“BNP”), as administrative agent, Lord Abbett Private Credit Fund S (the “Company”), as equityholder and collateral manager, and State Street, as collateral administrator and collateral agent. Computershare assumed the role as collateral administrator and collateral agent, as well as custodian and securities intermediary, under and in connection with the Credit Agreement pursuant to the Resignation, Appointment, Assignment and First Amendment to the Credit Agreement (the “First Amendment to the Credit Agreement”) by and among Computershare, the Borrower, BNP, the Company and State Street. No other material changes were made by the First Amendment to the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1     Resignation, Appointment, Assignment and First Amendment to Credit Agreement, dated March 26, 2026, by and among Lord Abbett PCF Financing S LLC, as borrower, BNP Paribas, as administrative agent, the Company, as equityholder and collateral manager, Computershare Trust Company, N.A., as successor collateral administrator and successor collateral agent, and State Street Bank and Trust Company, as resigning collateral administrator and resigning collateral agent.

104      Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORD ABBETT PRIVATE CREDIT FUND S

Date: April 1, 2026	By:	/s/ Salvatore Dona
	Name:	Salvatore Dona
	Title:	Chief Financial Officer